UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 10, 2016

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson Street

New York, New York 10014

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

With respect to the fiscal year ended December 31, 2015, the Compensation Committee of the Board of Directors of WebMD Health Corp. (the “Compensation Committee”) has approved, at a meeting held on March 10, 2016, the following annual bonuses and Supplemental Bonus Plan Awards for the persons listed below (each of whom was a “Named Executive Officer” in WebMD’s Proxy Statement for its most recent Annual Meeting):

Name	Current Title	2015 Bonus	2015 Supplemental Bonus Plan Award
David Schlanger	Chief Executive Officer	$490,000	$210,000

Steven Zatz, M.D.	President	$490,000	$210,000

Peter Anevski	Executive Vice President & Chief Financial Officer	$297,500	$127,500

Michael Glick	Executive Vice President & Co-General Counsel	$157,500	$67,500

Douglas Wamsley	Executive Vice President & Co-General Counsel	$157,500	$67,500

Martin Wygod	Chairman of the Board	$420,000	$180,000

The above amounts were determined by the Compensation Committee, in its discretion. The amounts in the column labeled “2015 Bonus” will be paid to the listed Named Executives Officers in cash in March 2016. The amounts in the column labeled “2015 Supplemental Bonus Plan Award” will be contributed to a trust in March 2016. In March 2017, the trust will distribute to the respective individuals the contributions made to it by WebMD on their behalf, together with actual net interest earned on the contributed amounts; provided, however, that in order to receive such payment, the individual must continue to be employed by WebMD on March 1, 2017, unless their separation from employment occurs as a result of death or disability or if they are terminated without cause or resign for good reason following a change in control of WebMD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: March 15, 2016	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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